ANALYTICA BIO-ENERGY CORP.     OTCQB: ABEC)

MISSISSAUGA, Ontario, October 27, 2014 -- Analytica Bio-Energy, Corp. (OTCQB:ABEC) and Analytica (Taiwan), the fully owned subsidiary of Analytica Bio-Energy Corp. USA, are proud to announce that the company has agreed in Mid November 2014, to acquire and merge 100% of  iAstek Technologies Inc. {Taiwan) and ARCHI Fame Design  Corporation (Taiwan), each a privately held Taiwan company that provides to Analytica many proprietary  services in wastewater technology, project design, equipment installation and  development, and will oversees  all phases of each project with certified engineers on staff .

“This merger will create an incredibly synergistic opportunity for Analytica to cross-market its technologies and services to existing clients of both companies and vice versa, a perfect match,” stated Kevin Wu, CEO of Analytica. “We recognize that the merger of both companies will add many additional products and services which are immediately beneficial to our current projects and clients and creates a full spectrum of products and services and will provide significant additional revenue opportunities for the new combined Companies.”

About Analytica Bio-Energy, Corp.

Analytica Bio-Energy, Corp. USA. The Company is a rapidly growing, diversified engineering, architectural and construction enterprise that is prepared to execute the planning, design, development and construction of large scale wastewater purification projects for the public and private sectors. Analytica’s proprietary wastewater treatment systems employ the leading water treatment technologies which reduce the energy and eliminate the need for hazardous chemicals normally required to purify wastewater. The Company has obtains sales and consulting contracts for the design, development, construction, installation, operation and maintenance of its systems for large-scale projects in China and Taiwan.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such, may involve risks and uncertainties. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements.

 Analytica Bio-Energy, Corp

Luiz Brasil,   President

1896 Stoneybrook Court
Mississauga, Ontario Canada L5L-3W2

Phone: 905-824-6200
Fax: 647-435-5570
E-mail: info@analyticabioenergy.com

http://www.analyticabioenergy.com/